EXHIBIT 10.2
Amendment to Consulting Agreement
THIS AMENDMENT TO THE CONSULTING AGREEMENT (this “Amendment”) is made as of this 19th day of July, 2007 by and between CAK Entertainment Inc., a New York corporation (the “Consultant”) and Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”) (each, a “Party”).
WITNESSETH;
WHEREAS, the Parties wish to amend that certain consulting agreement entered into by and between the Consultant and the Company as of October 21, 2005 (the “Consulting Agreement”);
WHEREAS, the Parties have agreed that the Consulting Term shall extend through the third year from the Effective Date as defined in the Agreement; and
WHEREAS, the Parties have agreed that the payment of $600,000 contained in Section 5(d) of the Consulting Agreement upon the achievement of certain milestones described in Exhibit A to the Consulting Agreement should be modified with respect to the conditions for such payment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1. The Parties agree that the Consulting Term shall continue through the third anniversary of the Effective Date, with the Agreement terminating on October 21, 2008.
2. Section 5(d) of the Consulting Agreement shall be deleted in its entirety and replaced by the following language:
“(d) Performance Fee. The Consultant shall be eligible to receive a performance fee of (i) $2,400,000 at target, plus (ii) an additional payment of up to $600,000 upon the achievement of certain special milestones described in Exhibit A, for a maximum payout of $3,000,000, subject to the earnout conditions set forth in Section 5(e) hereof.”
3. The second paragraph of Section 2 of Exhibit A shall be deleted in its entirety and replaced by the following language:
“In addition to the compensation described above, if the Consultant has fulfilled its 2007 Consultant Goals and Objectives (attached to this Amendment as Schedule I), the Consultant shall be paid $600,000 as set forth on Schedule I.”
This Amendment may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:
MARTHA STEWART LIVING OMNIMEDIA, INC.

By:	/s/ Howard Hochhauser

Name:	Howard Hochhauser
Title:	Chief Financial Officer
CONSULTANT:
CAK ENTERTAINMENT, INC.

By:	/s/ Charles A Koppelman

Charles A. Koppelman
Its: President

Agreed to and accepted:

/s/ Charles A Koppelman

Charles A. Koppelman

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